    As filed with the Securities and Exchange Commission on January 9, 1998
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             MCLEODUSA INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    42-1407240
---------------------------------         ------------------------------------
(State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                           MCLEODUSA TECHNOLOGY PARK
                        6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IOWA 52406-3177
                    ----------------------------------------
                    (Address of principal executive offices)

                      MCLEODUSA INCORPORATED 1996 EMPLOYEE
                               STOCK OPTION PLAN
                      ------------------------------------
                            (Full title of the plan)

                                CLARK E. MCLEOD
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MCLEODUSA INCORPORATED
                           MCLEODUSA TECHNOLOGY PARK
                        6400 C STREET, SW, P.O. BOX 3177
                         CEDAR RAPIDS, IOWA 52406-3177
                                 (319) 364-0000
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                         JOSEPH G. CONNOLLY, JR., ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C.  20004
                                 (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Proposed                  Proposed
    Title of securities             Amount to be         maximum offering         maximum aggregate            Amount of
     to be registered                registered         price per share (1)       offering price (1)       registration fee (1)
-----------------------------      --------------      --------------------       ------------------       --------------------
   CLASS A COMMON
STOCK, PAR VALUE $.01                   6,675,000           $31.25                 $208,593,750.00              $61,536.00
====================================================================================================================================


(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of McLeodUSA Incorporated Class A Common Stock, par value $.01 per share, on January 2, 1998, as reported on the Nasdaq National Market.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the McLeod, Inc. 1996 Employee Stock Option Plan, filed on July 9, 1996, Registration No. 333-07809.

                                EXPLANATORY NOTE

     As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the McLeod, Inc. 1996 Employee Stock Option Plan, filed on July 9, 1996, Registration Statement No. 333-07809.

     On March 27, 1997, the Board of Directors of McLeodUSA Incorporated (the "Company") approved and adopted an amendment to Article 4 of the 1996 Employee Stock Option Plan (the "Plan") to increase the number of shares of Class A Common Stock available for issuance thereunder. The Company's stockholders approved the amendment to the Plan at the annual meeting of stockholders held on May 29, 1997. Accordingly, as amended, the total number of shares of Class A Common Stock available under the Plan is 37,500,000, of which 6,675,000 shares are being registered hereunder.

     Except for the foregoing amendment, the Plan remains unchanged.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.    EXHIBITS.

Exhibit
Number                 Description
-------                -----------

4.1         McLeodUSA Incorporated 1996 Employee Stock Option Plan (filed as
            Exhibit 4.7 to the Registrant's Registration on Form S-8 (File No. 333-07809) and incorporated herein by reference).
5.1         Opinion of Hogan & Hartson L.L.P.

23.1        Consents of McGladrey & Pullen, LLP.

23.2        Consent of Arthur Andersen LLP.

23.3        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1        Power of Attorney (included on signature page).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on January 9, 1998.

                             McLEODUSA INCORPORATED


                             By: /s/  Clark E. McLeod
                                -------------------------------------
                                Clark E. McLeod
                                Chairman and Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr., jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities indicated below, on January 9, 1998.

          SIGNATURE                           TITLE


/s/  Clark E. McLeod
--------------------------------       Chairman, Chief Executive Officer and
     Clark E. McLeod                   Director (Principal Executive Officer)

/s/ Richard A. Lumpkin
--------------------------------       Vice Chairman and Director
    Richard A. Lumpkin

/s/ Stephen C. Gray
--------------------------------       President, Chief Operating Officer and
    Stephen C. Gray                    Director

/s/ Blake O. Fisher, Jr
--------------------------------       Chief Financial Officer, Executive Vice
    Blake O. Fisher, Jr.               President, Corporate Administration,
                                       Treasurer and Director (Principal
                                       Financial Officer)

/s/ Robert J. Currey
--------------------------------       Group President, Telecommunications
    Robert J. Currey                   Services and Director

/s/ Joseph H. Ceryanec
--------------------------------       Vice President, Finance, Corporate
    Joseph H. Ceryanec                 Controller and Principal Accounting
                                       Officer (Principal Accounting Officer)
/s/ Ronald W. Stepien
--------------------------------       Director
    Ronald W. Stepien

/s/ Thomas M. Collins
--------------------------------       Director
    Thomas M. Collins

/s/ Paul D. Rhines
--------------------------------       Director
    Paul D. Rhines

/s/ Lee Liu
--------------------------------       Director
    Lee Liu

                                 EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------

4.1        McLeodUSA Incorporated 1996 Employee Stock Option Plan (filed as
           Exhibit 4.7 to the Registrant's Registration on Form S-8 (File No. 333-07809) and incorporated herein by reference).

5.1        Opinion of Hogan & Hartson L.L.P.

23.1       Consents of McGladrey & Pullen, LLP.

23.2       Consent of Arthur Andersen LLP.

23.3       Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1       Power of Attorney (included on signature page).